Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-206640

PROSPECTUS SUPPLEMENT NO. 2

(to Prospectus dated December 29, 2017, as supplemented by Prospectus Supplement No. 1 dated March 7, 2018)

5,000,000 Shares of Beneficial Interest

SPDR® LONG DOLLAR GOLD TRUST, A SERIES OF WORLD

GOLD TRUST

This Prospectus Supplement No. 2 (“Supplement No. 2”) supplements and amends our Prospectus dated December 29, 2017 (the “Prospectus”), as supplemented by Prospectus Supplement No. 1 dated March 7, 2018. Supplement No. 2 should be read together with the Prospectus.

Effective as of April 16, 2018, World Currency Gold Trust changed its name to “World Gold Trust” pursuant to a Certificate of Amendment to its Certificate of Trust filed with the Secretary of State of the State of Delaware on that same date. Accordingly, effective immediately, all references in the Prospectus to “World Currency Gold Trust” are hereby deleted and replaced with “World Gold Trust.”

Shares of the SPDR® Long Dollar Gold Trust are listed on NYSE Arca under the symbol “GLDW.”

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 15 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered or determined if the Prospectus or this Prospectus Supplement No. 2 is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this Prospectus Supplement No. 2 is April 20, 2018.